Exhibit 10.4
Execution Copy
March 2006
ASSIGNMENT OF RECEIVABLES
between
THE ENTITIES LISTED IN SCHEDULE 1
as Assignors
and
CITICORP USA, INC.
as Security Agent
This Assignment of Receivables is entered into subject to and with the benefit of the terms of a Security Trust Deed (as defined herein)
Weil, Gotshal & Manges
One South Place London EC2M 2WG
Tel: +44 (0) 20 7903 1000 Fax: +44 (0) 20 7903 0990
www.weil.com

TABLE OF CONTENTS

1 INTERPRETATION	1
2 COVENANT TO PAY	4
3 ASSIGNMENT	4
4 CONTINUING SECURITY	4
5 REPRESENTATIONS AND WARRANTIES	5
6 UNDERTAKINGS	6
7 FURTHER ASSURANCES	7
8 ENFORCEMENT OF SECURITY	8
9 RIGHTS UNDER THE ASSIGNED PROPERTY	8
10 RECEIVER	9
11 APPLICATION OF PROCEEDS	10
12 PROTECTION OF THIRD PARTIES	10
13 CURRENCY OF ACCOUNT	10
14 COSTS AND EXPENSES	11
16 POWER OF ATTORNEY	11
17 ASSIGNMENTS, ETC.	12
18 WAIVERS AND REMEDIES CUMULATIVE	12
19 SET-OFF	12
20 ADDITIONAL PROVISIONS	13
21 NOTICES	13
22 LIMITATION	15
23 COVENANT TO RELEASE	15
24 COUNTERPARTS AND EFFECTIVENESS	15
25 GOVERNING LAW	15
SCHEDULE 1 THE ASSIGNORS	16
SCHEDULE 2 PART 1	18
SCHEDULE 2 PART 2	20
SIGNATORIES	1

i

THIS ASSIGNMENT OF RECEIVABLES (this “Assignment”) is made as a deed on the day of March 2006 between the following parties:
(1)	THE ENTITIES LISTED IN SCHEDULE 1 (each an “Assignor” and together, the “Assignors”); and

(2)	CITICORP USA, INC. acting as agent and trustee for the Secured Parties pursuant to the terms of the Security Trust Deed (together with its successors and assigns, the “Security Agent”).
WHEREAS
(A)	The Secured Parties have agreed to execute the Credit Agreement (as defined below) pursuant to which loans and other extensions of credit will be made available to the borrowers party thereto. The execution of the Credit Agreement is subject to certain conditions, one of which is that each Assignor enters into this Assignment.

(B)	The Board of Directors or the Management Board, as applicable, of each Assignor is satisfied that such Assignor will receive direct and indirect economic benefits from the loans and other extensions of credit under the Credit Agreement and that entering into this Assignment is for the purposes and to the benefit of such Assignor and its business.

(C)	The Security Agent and the Assignors intend this Assignment to, and it shall, take effect as a deed notwithstanding the fact that the Security Agent may only execute this document under hand.

(D)	The Security Agent is holding the benefit of this Assignment on trust for the Secured Parties in accordance with the terms of the Security Trust Deed.
1	INTERPRETATION
1.1	Definitions In this Assignment:
“Assigned Property” has the meaning given to that term in Clause 3 (Assignment).
“Credit Agreement” means the credit agreement dated            March 2006 and made between, among others, Affiliated Computer Services, Inc., ACS Worldwide Lending Limited and certain other subsidiaries party thereto from time to time as borrowers, the Lenders and Issuers party thereto, Citicorp USA, Inc. as Administrative Agent and Citigroup Global Markets Inc. as Sole Lead Arranger and Book Runner.
“Default Rate” means the rate specified in Section 2.10(c) (Default Interest) of the Credit Agreement.
“Event of Default” means any of the events specified in Section 9.1 (Events of Default) of the Credit Agreement.
“Existing Noteholder” means any Person holding any rights or interest under the Existing Notes.

“Proceeds” has the meaning given to it in the UCC.
“Receivables” means (a) all accounts receivable and all Proceeds thereof and (b) to the extent not required to secure the Existing Note Obligations under the Supplemental Indentures and to the extent not otherwise included in clause (a), all book and other debts of any nature whatsoever now or hereafter due or owing to any Assignor and the proceeds of any of the same.
“Receiver” means an administrative receiver, a receiver and manager or other receiver, in either case, appointed pursuant to this Assignment.
“Secured Obligations” means the Credit Agreement Obligations (as defined in the Credit Agreement) of the Assignors, provided that (i) no U.S. Obligation shall be a Secured Obligation and (ii) no obligation or liability shall be a Secured Obligation to the extent that, if it were a Secured Obligation, this Assignment (or any part hereof) would constitute unlawful financial assistance within the meaning of Sections 151 and 152 of the Companies Act 1985.
“Secured Parties” has the meaning given to Secured Parties in the Credit Agreement but excluding any Existing Noteholder in its capacity as an Existing Noteholder.
“Securities Act” means the United States of America Securities Act of 1933, as amended.
“Security Period” means the period beginning on the date of this Assignment and ending on the date upon which the Security Agent is satisfied that:
(a)	no Secured Party is under any commitment, obligation or liability (whether actual or contingent) to make advances or provide other financial accommodation to any Borrower under any of the Loan Documents; and

(b)	all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full in cash or the security interests contemplated to be created hereby have been unconditionally and irrevocably released and discharged in full.
“Security Trust Deed” means the security trust deed dated on or about the date hereof between the Security Agent and the Secured Parties named therein.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York, USA.
1.2	Interpretation
(a)	Unless expressly defined in this Assignment, capitalised terms defined in the Credit Agreement have the same meanings in this Assignment;
(b)	the terms of the other Loan Documents and of any side letters between the parties hereto in relation to the Loan Documents are incorporated into this Assignment to the extent required for any purported disposition of the Assigned Property to be a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989;

(c)	references to “assets” shall include revenues and the right thereto and property and rights of every kind, present, future and contingent and whether tangible or intangible (including uncalled share capital);

(d)	the expressions “hereof, herein, hereunder” and similar expressions shall be construed as references to this Assignment as a whole (including all Schedules) and shall not be limited to the particular clause or provision in which the relevant expression appears, and references to this Assignment and all like indications shall include references to this Assignment as supplemented by any other agreement or instrument supplementing or amending this Assignment;

(e)	the word “including” when used in this Assignment means “including without limitation” except when used in the computation of time periods;

(f)	references to a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(g)	references to any of the Loan Documents and any other agreement or instrument shall be construed as a reference to the same as amended, varied, restated, extended, supplemented or novated from time to time (including, where relevant, by any accession agreement);

(h)	unless otherwise specified, references to Clauses and Schedules are references to, respectively, clauses of and schedules to this Assignment;

(i)	words importing the singular shall include the plural and vice versa;

(j)	references (by whatever term, including by name) to the Assignors and the Security Agent shall, where relevant and subject as otherwise provided in this Assignment, be deemed to be references to or to include, as appropriate, their respective successors, replacements and assigns, transferees and substitutes permitted by the terms of the relevant Loan Documents;

(k)	the headings in this Assignment are for convenience only and shall be ignored in construing this Assignment;

(l)	all references to statutes and other legislation include all re-enactments and amendments of those statutes and that legislation; and

(m)	“VAT” shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time.
1.3 Certificates A certificate of the Security Agent or any Secured Party setting forth the amount of any Secured Obligation due from the Assignors shall be prima facie evidence of such amount in the absence of manifest error.
1.4 Third Party Rights A person who is not a party to this Assignment has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Assignment.

1.5 Prevailing Agreement In the event of any conflict between the provisions of this Assignment and the Credit Agreement, the provisions of the Credit Agreement shall prevail except to the extent necessary under English law to maintain the creation or perfection of security, or to preserve the Security Agent’s and the Secured Parties’ rights and remedies under this Assignment.
2	COVENANT TO PAY
2.1 Covenant to Pay Each Assignor, as primary obligor and not merely as surety, hereby covenants with and undertakes to the Security Agent that it will pay or discharge each of the Secured Obligations when due in the manner provided for in the Loan Documents.
2.2 Default Interest Each Assignor agrees to pay interest on any amount not paid when due under this Assignment (after as well as before judgment) at the Default Rate from time to time from the due date until the date such amount is unconditionally and irrevocably paid and discharged in full.
3	ASSIGNMENT
Each Assignor hereby assigns absolutely to the Security Agent with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994 and as continuing security for the payment, performance and discharge of all Secured Obligations, all of its rights, title, interest and benefits in and to the Receivables (the “Assigned Property”).
4	CONTINUING SECURITY
4.1 Continuing Security The security constituted by this Assignment shall be continuing security which shall extend to all the Secured Obligations and shall not be considered as satisfied or discharged by any intermediate payment or settlement of all or any of the Secured Obligations.
4.2 Breaking of Accounts If for any reason the security constituted hereby ceases to be a continuing security in respect of any Assignor (other than by way of discharge of such security in accordance with the terms of this Assignment) or the Security Agent or any other Secured Party receives, or is deemed to be affected by, notice, whether actual or constructive of any Lien affecting the Assigned Property, the Security Agent may open a new account with or continue any existing account with such Assignor. If the Security Agent does not open a new account, it shall nevertheless be treated as if it had done so at the date of such cessation or the time when it received or was deemed to have received notice. As from that time all payments made to the Security Agent will be deemed to be credited or treated as being credited to the new account and the liability of such Assignor in respect of the Secured Obligations relating to it at the date of such cessation or the time when notice was received or deemed received shall remain and shall not be reduced regardless of any payments into or out of any such account.
4.3 Avoided Payments Where any release or discharge or other arrangement in respect of all or part of the Secured Obligations (or in respect of any security for those Secured Obligations including the security created under this Assignment) is made in reliance on any payment, security or other disposition which is avoided or must be restored in an insolvency, liquidation or otherwise and whether or not the Security Agent has conceded or compromised any claim that any payment, security or other disposition will or should be avoided, the liability of the Assignors for the payment of the Secured Obligations and the obligations of the Assignors under this Assignment shall continue as if such release, discharge or other arrangement had not been made.
4.4 Appropriations Until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full in cash, the Security Agent and each Secured Party (or any agent or trustee on its behalf) may:
(a)	refrain from applying or enforcing any other moneys, security or rights held or received by it in respect of the Secured Obligations or apply and enforce the same in such manner and order as it sees fit (whether against the Secured Obligations or otherwise) and no Assignor shall be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from any Assignor or any other person in respect of the Secured Obligations, without liability to pay interest on those moneys.
4.5 Additional Security This Assignment is in addition to and shall not in any way be prejudiced by, prejudicial to or affect or merge with any other security now or hereafter held by the Security Agent or any Secured Party (or any agent or trustee on its behalf) for the Secured Obligations or any of them.
4.6 Security Held by Assignors No Assignor will without the prior written consent of the Security Agent hold any security from any other person in respect of such Assignor’s liabilities hereunder. Such Assignor will hold any security held by it in breach of this provision on trust for the Security Agent.
5	REPRESENTATIONS AND WARRANTIES
Each Assignor makes the following representations and warranties to the Security Agent on the date of the Assignment and, by reference to the facts and circumstances then existing, on the same dates as the representations and warranties contained in the Credit Agreement and acknowledges that the Security Agent and Secured Parties have entered into the Loan Documents in reliance on such representations and warranties.
5.1 Status The Assignor is a company or limited liability partnership, as appropriate, duly incorporated and validly existing under the laws of England. It has the power to own its assets and carry on its business as it is being conducted.
5.2 Power and Authority The Assignor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Assignment and to the transactions contemplated by this Assignment.
5.3 Non-conflict with other obligations The entry into and performance by the Assignor of, and the transactions contemplated by, this Assignment do not and will not conflict with:
(a)	any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

(b)	its constitutional documents and rules and regulations; or

(c)	any applicable law, regulation or official or judicial order.
5.4 Validity and Admissibility in Evidence All acts, conditions and things required to be done, fulfilled and performed in order to:
(a)	enable the Assignor lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Assignment;
(b)	ensure that the obligations expressed to be assumed by the Assignor in this Assignment are legal, valid and binding; and
(c)	make this Assignment admissible in evidence in England,

have been done, fulfilled and performed.
5.5 No Filing or Stamp Taxes Under the laws of England in force at the date hereof, it is not necessary that this Assignment be filed, recorded or enrolled with any court or other authority (save for registration under Section 395 of the Companies Act 1985) or that any stamp, registration or similar tax be paid on or in relation to this Assignment.
5.6 Assigned Property As at the date hereof:
(a)	the Assignor has not received notice of any adverse claim in respect of any of the Assigned Property;

(b)	the Assignor is the legal and beneficial owner of the Assigned Property which it purports to charge on the date hereof and, with full title guarantee, is able to charge and has so charged such Assigned Property; and

(c)	the Assigned Property is within the Assignor’s disposition and control and the terms of the Assigned Property do not (except as contemplated by this Assignment) restrict or otherwise limit the right to transfer, mortgage, charge or pledge the Assigned Property in favour of the Security Agent.
6	UNDERTAKINGS
Each Assignor undertakes as follows to the Security Agent throughout the Security Period:
6.1 Maintenance of Legal Validity The Assignor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of England to enable it lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it in this Assignment and to ensure the legality, validity, enforceability and admissibility in evidence of this Assignment in England.
6.2 Negative Pledge The Assignor shall not, except pursuant to Clause 3 (Assignment), create or agree or attempt to create or permit to exist (in favour of any person other than the Security Agent) any Lien (other than a Lien permitted under the terms of the Credit Agreement) over the whole or any part of its properties or assets whether now or hereafter or agree to do so.

6.3 Untrue Representations The Assignor shall notify the Security Agent of the occurrence of any event which results in or may reasonably be expected to result in any of the representations and warranties contained in Clause 5 (Representations and Warranties) being untrue.
6.4 Book Debts and Receipts The Assignor shall:
(a)	get in and realise its Receivables and other moneys in the ordinary course of its business; and

(b)	not charge, factor, discount or assign any of the Receivables in favour of any other person, or enter into any agreement to do so (except as permitted by the Credit Agreement).
6.5 Compliance The Assignor shall, at any time after the occurrence of an Event of Default which is continuing, do or permit to be done each and every act or thing the Security Agent may from time to time require to be done for the purpose of enforcing the Security Agent’s rights under this Assignment and shall allow the Assignor’s name to be used as and when required by the Security Agent for that purpose.
6.6 Performance The Assignor shall perform its obligations in a prompt and efficient manner and shall protect, maintain and enforce its rights under the Assigned Property and not do or omit to do anything in relation thereto which may reasonably be expected adversely and materially to affect the ability of the Assignor to perform its obligations under the Credit Agreement (if applicable) or this Assignment.
6.7 Notice of Assignment After the occurrence of an Event of Default which is continuing, each Assignor shall immediately give notice of the assignment pursuant to Clause 3 (Assignment) of its rights, title, interest and benefits in and to the Assigned Property, by sending a duly completed notice in substantially the form of Part 1 of Schedule 2 (Notice of Assignment of Assigned Property) to each other party to the Assigned Property.
Each Assignor shall use its reasonable endeavours to procure that, within 10 days of the delivery of such notice, each other party to the Assigned Property acknowledges such notice in the form of Part 2 of Schedule 2 (Form of Acknowledgement of Assignment of Assigned Property).
7	FURTHER ASSURANCES
7.1 Each Assignor shall, at its own expense from time to time, execute and give all such assurances and do all acts and things as the Security Agent may require or consider desirable under the laws of any jurisdiction governing the Assigned Property to enable the Security Agent to perfect or protect the security intended to be created hereby over the Assigned Property or any part thereof or to facilitate the sale of the Assigned Property or any part thereof or the exercise by the Security Agent of any of the rights, powers, authorities and discretions vested in it or any Receiver of the Assigned Property or any part thereof or any such delegate or sub-delegate as aforesaid, including to facilitate vesting all or part of such assets in the name of the Security Agent or in the names of its nominee, agent or any purchaser. To that intent, without prejudice to the generality of the foregoing and subject to the terms and conditions set out in the other Clauses of this Assignment, each Assignor shall execute all transfers, sales, dispositions and appropriations (whether to the Security Agent or otherwise) and shall give all notices, orders and directions and make all registrations which the Security Agent may (in its absolute discretion) consider expedient.
7.2 Without prejudice to the generality of Clause 7.1 but subject to the other terms and conditions of this Assignment, each Assignor will forthwith at the request of the Security Agent execute an assignment or other security at any time over all or any of the Assigned Property subject to or intended to be subject to the security constituted by this Assignment in such form as the Security Agent may require but containing terms no more onerous than those in this Assignment.
8	ENFORCEMENT OF SECURITY
8.1 Event of Default At any time after an Event of Default has occurred and is continuing, the Security Agent may exercise any of each Assignor’s rights or remedies under the Assigned Property and perform the obligations assumed by each Assignor under the Assigned Property in such manner as it sees fit and may, without notice to such Assignor and without demand for payment, apply the moneys derived from the Assigned Property in or towards discharge of the Secured Obligations in such order and in such amounts as the Security Agent sees fit or otherwise in accordance with the terms hereof.
8.2	Statutory Powers
(a)	The power of sale and any other power conferred on a mortgagee by law (including under Section 101 of the Law of Property Act 1925) as varied or amended by this Assignment will be immediately exercisable at any time after the security constituted by this Assignment has become enforceable.

(b)	For the purposes of all powers implied by statute, the Secured Obligations shall be deemed to have become due and payable on the date hereof.
8.3 Law of Property Act Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Assignment.
9	RIGHTS UNDER THE ASSIGNED PROPERTY
9.1 Clause 8 not affected The provisions of this clause are without prejudice to Clause 8.1 (Event of Default)
9.2 Limitation of the Security Agent’s liabilities The Security Agent shall not be obliged:
(a)	to make any enquiry as to the nature or sufficiency of any payment received by it under this Assignment or pursuant to the Assigned Property; or

(b)	to make any enquiry as to the adequacy of performance by any other party to the Assigned Property or of its obligations under that contract;

(c)	to make any claim or take any other action under this Assignment; or

(d)	to collect any moneys or to enforce any of its other rights under this Assignment.

9.3 Assignors liable to perform Each Assignor shall remain liable to perform all the obligations assumed by it under the Assigned Property.
9.4 Further limitation of Security Agent’s liabilities The Security Agent shall have no obligation under the Assigned Property and shall have no liability in the event of the failure by any Assignor to perform its obligations under the Assigned Property.
10	RECEIVER
10.1 Appointment of Receiver At any time after the security constituted by this Assignment becomes enforceable or if an application is made for the appointment of or notice is given of intention to appoint an administrator in respect of any Assignor or if any Assignor so requests, the Security Agent may without further notice appoint under seal or in writing under its hand any one or more qualified persons to be a Receiver of all or any part of the Assigned Property in like manner in every respect as if the Security Agent had become entitled under the Law of Property Act 1925 to exercise the power of sale thereby conferred. In this Clause 10.1 “qualified person” means a person who, under the Insolvency Act 1986, is qualified to act as a receiver of the property of any company with respect to which he is appointed or (as the case may require) an administrative receiver of any such company.
10.2	Powers of Receiver
(a)	Every Receiver appointed in accordance with Clause 10.1 (Appointment of Receiver) shall have and be entitled to exercise all of the following powers set out in paragraph (b) of this Clause 10.2 in addition to those conferred by the Law of Property Act 1925 on any receiver appointed thereunder. If at any time there is more than one Receiver of all or any part of the Assigned Property, each such Receiver may (unless otherwise stated in any document appointing him) exercise all of the powers conferred on a Receiver under this Assignment individually and separately from each other Receiver.

(b)	The powers referred to in the first sentence of paragraph (a) above are:
(i)	to bring, prosecute, enforce, defend and abandon any actions, suits and proceedings in relation to any of the Assigned Property as may seem to him to be expedient;

(ii)	to give valid receipts for all moneys and execute all assurances and things which may be proper or desirable for realising any of the Assigned Property;

(iii)	to do all such other acts and things as he may consider desirable or necessary for realising any of the Assigned Property or incidental or conducive to any of the matters, powers or authorities conferred on a Receiver under or by virtue of this Assignment, to exercise in relation to any of the Assigned Property or any part thereof all such powers, authorities and things as he would be capable of exercising if he were the absolute beneficial owner of the same and to use the name of any Assignor for any such purposes.
10.3 Removal and Remuneration The Security Agent may from time to time by writing under its hand remove any Receiver appointed by it and may, whenever it may deem it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated and may from time to time fix the remuneration of any Receiver appointed by it.
10.4 Security Agent’s right to Exercise To the fullest extent permitted by law, all or any of the powers, authorities and discretions which are conferred by this Assignment (either expressly or impliedly) upon a Receiver of the Assigned Property may be exercised by the Security Agent at any time after the security constituted by this Assignment has become enforceable in relation to the whole or any part of the Assigned Property without first appointing a Receiver of such property or any part thereof or notwithstanding the appointment of a Receiver of such property or any part thereof.
11	APPLICATION OF PROCEEDS
Any moneys received by the Security Agent or by any Receiver appointed by it pursuant to this Assignment and/or under the powers hereby conferred shall, after the security hereby constituted shall have become enforceable, but subject to the payment of any claims having priority to the security constituted by this Assignment and to the Security Agent’s and such Receiver’s rights under Clause 10.2 (Powers of Receiver), be applied against the amounts due and payable under the Loan Documents in accordance with the provisions of the Credit Agreement.
12	PROTECTION OF THIRD PARTIES
No person or company dealing with the Security Agent or the Receiver or its or his agents shall be concerned to enquire whether the Secured Obligations have become due and payable or whether any power which the Receiver is purporting to exercise has become exercisable or whether any of the Secured Obligations remains outstanding or to see to the application of any money paid to the Security Agent or to such Receiver.
13	CURRENCY OF ACCOUNT
13.1 Currency of Account All payments hereunder shall be made in immediately available funds in the currency and to the account specified by the Security Agent in the corresponding demand.
13.2 Currency Conversion If notwithstanding Clause 13.1 (Currency of Account) any monies are received or held by the Security Agent in a currency other than that specified in such demand, such monies may be converted into the currency specified in the demand issued by the Security Agent pursuant to Clause 13.1 (Currency of Account) to cover the Secured Obligations in that other currency at the spot rate of exchange quoted by a bank selected by the Security Agent (acting reasonably) then prevailing for purchasing that other currency with the existing currency.
13.3 No Discharge No payment to the Security Agent (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of any Assignor unless and until the Security Agent shall have received payment in full in the currency in which the obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency the Security Agent shall have a further separate cause of action against each Assignor to recover the amount of the shortfall.

13.4 Currency Indemnity If any sum due from any Assignor under this Assignment or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of (1) making or filing a claim or proof against such Assignor; (2) obtaining an order or judgment in any court or other tribunal; or (3) enforcing any order or judgment given or made in relation hereto, such Assignor shall indemnify and hold harmless the Security Agent from and against any loss suffered or incurred as a result of any discrepancy between (A) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (B) the rate or rates of exchange at which the Security Agent may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.
14	COSTS AND EXPENSES
14.1 Costs and Expenses Each Assignor shall, on demand of the Security Agent, reimburse to the Security Agent on a full indemnity basis all costs and expenses (including legal fees), and any VAT thereon, incurred by the Security Agent in connection with the negotiation, preparation, execution, modification, amendment, release and/or preservation of any of its rights under this Assignment.
14.2 Indemnity Each Assignor shall indemnify the Security Agent on demand against any and all costs, claims, losses, expenses (including legal fees) and liabilities, and any VAT thereon, which the Security Agent may incur as a result of the occurrence of any Event of Default or the exercise by the Security Agent of any of its rights and powers under this Assignment.
14.3 Interest The amounts payable under Clauses 14.1 (Costs and Expenses) and 14.2 (Indemnity) above shall bear interest (compounded monthly) at the Default Rate (payable as well after as before judgment), from the dates on which they were paid or incurred by the Security Agent to the date of payment thereof by the Assignors.
15	DELEGATION
The Security Agent or any Receiver appointed hereunder may at any time and from time to time delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Security Agent or such Receiver under this Assignment in relation to the Assigned Property or any part thereof. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Security Agent or Receiver may think fit. The Security Agent or Receiver shall not be in any way liable or responsible to any Assignor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.
16	POWER OF ATTORNEY
16.1 Appointment Each Assignor hereby, by way of security and in order more fully to secure the performance of its obligations hereunder, irrevocably appoints the Security Agent and every Receiver of the Assigned Property (or any part thereof) appointed hereunder and any person nominated for the purpose by the Security Agent or any Receiver in writing under hand by an officer of the Security Agent or any Receiver severally as its attorney and on its behalf and in its name or otherwise to execute and do all such assurances, acts and things which such Assignor is required to do under the covenants and provisions contained in this Assignment (including to make any demand upon or to give any notice or receipt to any person owing moneys to such Assignor and to execute and deliver any charges, assignments or other security and any transfers of securities) and generally in its name and on its behalf to exercise all or any of the powers, authorities and discretions conferred by or pursuant to this Assignment or by statute on the Security Agent or any such Receiver, delegate or sub-delegate and (without prejudice to the generality of the foregoing) to seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it may reasonably deem proper in or for the purpose of exercising any of such powers, authorities and discretions.
16.2 Ratification Each Assignor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney as is mentioned in Clause 16.1 (Appointment) shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such Clause 16.1 (Appointment).
17	ASSIGNMENTS, ETC.
17.1 The Security Agent The Security Agent may assign and transfer all of its respective rights and obligations hereunder to a replacement Security Agent appointed in accordance with the terms of the Security Trust Deed. Upon such assignment and transfer taking effect, the replacement Security Agent shall be and be deemed to be acting as Security Agent for the Secured Parties for the purposes of this Assignment in place of the old Security Agent.
17.2 The Assignors No Assignor shall be entitled to transfer or assign all or any of its rights or obligations in respect of this Assignment without the prior written consent of the Security Agent.
18	WAIVERS AND REMEDIES CUMULATIVE

18.1	Waivers and Remedies Cumulative
(a)	The rights of the Security Agent under this Assignment:
(i)	may be exercised as often as the Security Agent deems necessary (in its discretion);

(ii)	are cumulative and not exclusive of any rights provided by law; and

(iii)	may be waived only in writing and specifically.
Delay in exercising or non-exercise of any such right shall not be construed as a waiver of that right.

(b)	The Security Agent may waive any breach by any Assignor of any of such Assignor’s obligations hereunder.

19	SET-OFF
Where an Event of Default has occurred and is continuing, the Security Agent may (but shall not be obliged to) set off any obligation which is due and payable by any Assignor and unpaid against any obligation (whether or not matured) owed by the Security Agent to any such Assignor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Security Agent may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Security Agent may set off in an amount estimated by it in good faith to be the amount of that obligation.
20	ADDITIONAL PROVISIONS

20.1	Provisions Severable
(a)	If a provision of this Assignment is, or but for this Clause 20.1 (Provisions Severable) would be, held to be illegal, invalid or unenforceable, in whole or in part, in any jurisdiction the provision shall be ineffective to the extent of such illegality, invalidity or unenforceability without rendering the remaining provisions of this Assignment illegal, invalid or unenforceable, and any such illegality, invalidity or unenforceability in any jurisdiction shall not invalidate or render invalid or unenforceable such provisions in any other jurisdiction.
(b)	If a provision of this Assignment is held to be illegal, invalid or unenforceable, in whole or in part and Clause 20.1(a) cannot be used to make it legal, valid and enforceable, a party to this Assignment may require the other party to enter into a deed under which that other party undertakes in the terms of the original provision, but subject to such amendments as the first party specifies in order to make the provision legal, valid and enforceable. No party will be obliged to enter into a deed that would increase its liability beyond that contained in this Assignment had all its provisions been legal, valid and enforceable.
20.2 Potentially Avoided Payments If the Security Agent considers that an amount paid to the Security Agent or any Secured Party under any Loan Document is capable of being avoided or otherwise set aside on the liquidation or administration of the person by whom such amount is paid, then for the purposes of this Assignment, such amount shall be regarded as not having been paid.
21	NOTICES
21.1 Communications in Writing A notice, other communication or document given under this Assignment shall be in writing and signed by or on behalf of the person giving it and, unless otherwise stated, may be made or delivered personally, posted or faxed in accordance with Clause 21.3 (Delivery).
21.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the notice, other communication or document is to be made or delivered) of each party for any notice, communication or document to be made or delivered under or in connection with this Assignment is:

(a)	in the case of each Assignor, that identified with its name in Schedule 1 (The Assignors) with a copy to:

Address:	Affiliated Computer Services, Inc.
2828 N. Haskell Avenue
Dallas, Texas 75204

Fax No:	00 1 214 823 5746

Attention:	General Counsel; and
(b)	in the case of the Security Agent:

Address:	388 Greenwich Street, 21st Floor
New York, New York 10013

Fax No:	00 1 212 816 8112

Attention:	James M Walsh
or any substitute address, fax number or department or officer as the relevant party notifies to the other party by not less than five Business Days notice.
21.3	Delivery
(a)	Any notice, other communication or document so addressed shall be deemed to have been received:
(i)	if personally delivered, at the time of delivery;

(ii)	if sent by pre-paid post, recorded delivery or registered post, two Business Days after the date of posting to the relevant address;

(iii)	if sent by registered air-mail, five Business Days after the date of posting to the relevant address; and

(iv)	if sent by fax, on successful completion of its transmission as per transmission report from the machine from which the fax was sent, save that if such notice, communication or document is received after normal working hours (which shall be deemed to be 8.30 a.m. and 5.30 p.m. on any Business Day in the country of the recipient), such notice, communication or document shall be deemed to have been received on the next Business Day;
and, if a particular department or officer is specified as part of its address details provided under Clause 21.2 (Addresses), if addressed to that department or officer;
(b)	Any communication or document to be made or delivered to the Security Agent shall be effective only when received by the Security Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below or such other department or officer as the Security Agent shall from time to time specify for this purpose.

(c)	For the avoidance of doubt, notice given under this Assignment shall not be validly served if given by e-mail.
22	LIMITATION
Notwithstanding anything to the contrary contained in this Assignment or any other Loan Document, any Lien or security interest granted under this Assignment or any other Loan Document on any Assigned Property consisting of “securities” (as such term is used in Rule 3-16 of Regulation S-X under the Securities Act or any replacement rule or regulation hereafter adopted (“Rule 3-16 of Regulation S-X”)) of any Assignor shall at all times be limited to the greatest portion of such Assigned Property that would not require the financial statements for such Assignor to be filed under Rule 3-16 of Regulation S-X, and the portion of such Assigned Property in excess thereof shall be deemed “Excluded Property”; provided, however, that such limitation shall not be applicable (and such Assigned Property shall not be deemed “Excluded Property”) (i) if an Event of Default under Section 9.1(f) of the Credit Agreement has occurred and is continuing, (ii) upon written notice by the Security Agent if any other Event of Default has occurred and is continuing or (iii) if the Company shall cease to be subject to the covenants set forth in Section 301 of each Supplemental Indenture (whether as a result of defeasance (legal or covenant), discharge, waiver, amendment or otherwise).
23	COVENANT TO RELEASE
Upon the expiry of the Security Period or as otherwise permitted under the terms of the Credit Agreement (but not otherwise), the Security Agent shall (or procure that its nominees shall), at the request and cost of the Assignors, execute and do all such deeds, acts and things as may be necessary to release the Assigned Property from the security constituted hereby.
24	COUNTERPARTS AND EFFECTIVENESS
24.1 Counterparts This Assignment may be executed in any number of counterparts, each of which when executed and delivered constitutes an original of this Assignment, but all the counterparts shall together constitute one and the same agreement.
24.2 Effectiveness This Assignment shall come into effect as a Deed on the date set forth above.
25	GOVERNING LAW
This Assignment shall be governed by and construed in accordance with English law.
IN WITNESS WHEREOF THIS ASSIGNMENT HAS BEEN EXECUTED AS A DEED by each Assignor and has been signed by or on behalf of the Security Agent.

SIGNATORIES

THE ASSIGNORS

Executed as a Deed by	)
ACS HOLDINGS (UK) LLP	)
/s/ Nancy P. Vineyard

Signature of duly authorised representative of ACS COMMERCIAL SOLUTIONS, INC. a designated member of ACS HOLDINGS (UK) LLP
Nancy P. Vineyard

Name of duly authorised representative
/s/ Nancy P. Vineyard

Signature of duly authorised representative of ACS STATE & LOCAL SOLUTIONS, INC. a designated member of ACS HOLDINGS (UK) LLP
Nancy P. Vineyard

Name of duly authorised representative

Executed as a Deed by		)
ACS BUSINESS PROCESS		)
SOLUTIONS LIMITED		)

/s/ Nancy P. Vineyard	Signature of director	/s/ Ramesh P. Touraney	Signature of director/secretary

Nancy P. Vineyard	Name of director	Ramesh P. Touraney	Name of director/secretary

Executed as a Deed by		)
ACS WORLDWIDE LENDING		)
LIMITED		)

/s/ Nancy P. Vineyard	Signature of director	/s/ David Selzer	Signature of director/secretary

Nancy P. Vineyard	Name of director	David Selzer	Name of director/secretary

Assignment of Receivables Signature Page

Executed as a Deed by		)
BUCK CONSULTANTS LIMITED		)

/s/ E.A. O’Hara	Signature of director	/s/ J.C. Mitchell	Signature of director/secretary

E.A. O’Hara	Name of director	J.C. Mitchell	Name of director/secretary

Executed as a Deed by		)
BEVIS TRUSTEES LIMITED		)

/s/ Kevin Legrand	Signature of director	/s/ J.C. Mitchell	Signature of director/secretary

Kevin Legrand	Name of director	J.C. Mitchell	Name of director/secretary

Executed as a Deed by		)
BUCK CONSULTANTS		)
(ADMINISTRATION AND		)
INVESTMENT) LIMITED		)

/s/ E.A. O’Hara	Signature of director	/s/ J.C. Mitchell	Signature of director/secretary

E.A. O’Hara	Name of director	J.C. Mitchell	Name of director/secretary

Executed as a Deed by		)
BUCK CONSULTANTS		)
(HEALTHCARE) LIMITED		)

/s/ E.A. O’Hara	Signature of director	/s/ J.C. Mitchell	Signature of director/secretary

E.A. O’Hara	Name of director	J.C. Mitchell	Name of director/secretary

Executed as a Deed by		)
TALKING PEOPLE LIMITED		)

/s/ E.A. O’Hara	Signature of director	/s/ J.C. Mitchell	Signature of director/secretary

E.A. O’Hara	Name of director	J.C. Mitchell	Name of director/secretary

Assignment of Receivables Signature Page

Executed as a Deed by		)
BUCKINGHAM TRUSTEES LIMITED		)

/s/ Kevin Legrand	Signature of director	/s/ J.C. Mitchell	Signature of director/secretary

Kevin Legrand	Name of director	J.C. Mitchell	Name of director/secretary

THE SECURITY AGENT

CITICORP USA, INC.

By:	/s/ David J. Wirdnam

Name:	David J. Wirdnam
Title:	Director and Vice President
Assignment of Receivables Signature Page